Exhibit 2.4
FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
This First Amendment to Agreement and Plan of Merger (this “Amendment”) is entered into as of October 31, 2019, by and among Lender Performance Group, LLC, a Delaware limited liability company also doing business as PrecisionLender (the “Company”), Q2 Software, Inc., a Delaware corporation (“Acquiror”), and Insight Venture Partners, LLC, a Delaware limited liability company (solely in its capacity as the representative for the Members (the “Member Representative”).
RECITALS
WHEREAS, capitalized terms used herein but not defined shall have the meanings given to such terms in that certain Agreement and Plan of Merger, dated as of September 30, 2019 (the “Agreement”), by and among the Company, Acquiror, the Member Representative and certain other parties thereto; and
WHEREAS, Section 10.9 of the Agreement provides that the Agreement may be amended prior to the Closing with the written consent of Acquiror, the Company and the Member Representative.
NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:
1.Amendment to Disclosure Schedules
.
(a)Schedule 3.2(a)(i) of the Disclosure Schedules to the Agreement is hereby amended and restated in its entirety as set forth on Schedule 1 attached hereto.

(b)Schedule 3.15(a) of the Disclosure Schedules to the Agreement is hereby amended to include the individuals set forth on Schedule 2 attached hereto as the Managers or directors of the Group Companies, as applicable.

2.Waiver. The parties hereby agree to waive in its entirety the requirement set forth in Section 1.12 of the Agreement for the Company to deliver the Member Notice within ten (10) Business Days following the execution of the Agreement, and further agree that the delivery of the Information Statement attached hereto as Attachment A by the Company to the Selling Equityholders shall constitute delivery of the Member Notice required under Section 1.12 of the Agreement.

3.Miscellaneous.

(a)The execution and delivery of this Amendment has been duly authorized by all requisite action of each party hereto.

(b)This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c)Except as set forth in this Amendment, the Agreement remains unmodified and in full force and effect.

(d)This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(e)This Amendment may be signed in any number of counterparts delivered electronically, all of which will be one and the same agreement as if delivered in person. This Amendment shall become effective when each party to this Amendment will have received counterparts signed by the other parties.
[Signatures appear on following page]

IN WITNESS WHEREOF, parties hereto have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized all as of the date first written above.
ACQUIROR:

Q2 SOFTWARE, INC

By:     /s/ Matthew P. Flake
Name:     Matthew P. Flake
Title: Chief Executive Officer

IN WITNESS WHEREOF, parties hereto have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized all as of the date first written above.
COMPANY:

LENDER PERFORMANCE GROUP, LLC

By:     /s./ Carl A. Ryden
Name:     Carl A. Ryden
Title: Chief Executive Officer

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IN WITNESS WHEREOF, parties hereto have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized all as of the date first written above.
MEMBER REPRESENTATIVE:

INSIGHT VENTURE PARTNERS, LLC

By:     /s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Signatory